UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2012

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 14, 2012, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting (as reported under Item 5.07 below), Boyd W. Hendrickson was elected to serve as a Class II director in connection with a reduction in the size of the Company's Board of Directors from ten to nine members, effective upon completion of the Annual Meeting, as further described in the Company's Proxy Statement on Schedule 14A filed on April 3, 2012 (the “Proxy Statement”). Upon his election as a Class II director, Mr. Hendrickson resigned from his position as a Class III director.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company's stockholders voted on three proposals, as described below. Each of the three proposals was described in detail in the Proxy Statement. The vote totals noted below are final voting results.

Proposal 1

The Company's stockholders elected three Class II directors, with each to serve a three-year term expiring at the Company's 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jose C. Lynch	166,729,995	5,879,048	6,797,740
Linda Rosenstock, M.D.	171,948,251	660,792	6,797,740
Boyd W. Hendrickson	172,182,752	426,291	6,797,740

Proposal 2

The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
171,635,420	150,858	822,765	6,797,740

Proposal 3

The Company's stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
179,210,473	192,660	3,650	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	SKILLED HEALTHCARE GROUP, INC.
/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer